Exhibit 99.1

Contact:

Joe Beedle, Northrim Bank President and CEO
(907) 261-3338

Joe Schierhorn, Northrim Bancorp, Inc.
Executive Vice President, COO
(907) 261-3308

NEWS RELEASE

Northrim BanCorp Completes Acquisition of Residential Mortgage, LLC

ANCHORAGE, AK-December 2, 2014-Northrim BanCorp, Inc. (NASDAQ: NRIM) today announced that a wholly-owned subsidiary of Northrim Bank, Northrim Capital Investments Co. (“NCIC”), has completed the acquisition of 76.5% of the membership interest in Residential Mortgage Holding Company, LLC (“RML”), the parent company of Residential Mortgage, LLC (“Residential Mortgage”), in a cash transaction currently valued at approximately $29.5 million.

Northrim Bank was an original investor in Residential Mortgage when it was founded in 1998, and owned 23.5% of the membership interest through NCIC prior to this acquisition. Residential Mortgage funded approximately $792 million in loans in 2013 and approximately $1.2 billion in 2012.

“Residential Mortgage is one of Alaska’s largest mortgage originators with offices throughout the state,” said Marc Langland, Chairman, President, and CEO of Northrim BanCorp. “We believe this transaction will be accretive to Northrim’s earnings per share in 2015 and will generate long-term value for our shareholders.”

“We are happy to continue our longstanding relationship with Residential Mortgage,” said Joe Beedle, President and CEO of Northrim Bank. “We have a strong commitment to the housing market and appreciate the leading role that Residential Mortgage plays in this important sector of our economy.”

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, an Alaska-based community bank with 14 branches in Anchorage, the Matanuska Valley, Juneau, Fairbanks, Ketchikan, and Sitka serving 75% of Alaska’s population; and an asset based lending division in Washington. The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Affiliated companies include Elliott Cove Insurance Agency, LLC; Elliott Cove Capital Management, LLC; Residential Mortgage, LLC; Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

Northrim Completes Acquisition of RML
December 2, 2014

Forward-Looking Statement

This release contains “forward-looking statements” that are subject to risks and uncertainties. These statements include, but are not limited to, statements about financial benefits and other effects of the acquisition of RML by Northrim Bank. All statements, other than statements of historical fact, are forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. When used in this report, the words “believe,” “estimated,” and words or phrases of similar meaning, as they relate to Northrim are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s respective expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause actual results to differ materially and adversely from expectations as indicated in the forward-looking statements. These risks and uncertainties include: expected cost savings, synergies and other financial benefits from the acquisition of RML might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; and the ability of Northrim and RML to execute their respective business plans. Further, actual results may be affected by the ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to the cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in other filings of Northrim made with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this release, and Northrim undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

www.northrim.com
Transmitted on Prime Newswire on December 2, 2014, at 4:00 a.m. Alaska Time.